UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/03/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

(a) On June 30, 2006, Cambridge Display Technology, Inc. (the "Company") and Daniel Abrams, the Company's Chief Financial Officer, entered into a Compromise Agreement (the "Agreement") in connection with his resignation described under Item 5.02 below. Pursuant to the Agreement, Mr. Abrams is entitled to, among other things, severance pay of $196,487, payable immediately. The terms of the Agreement have been agreed between the parties in full and final settlement of the termination of his employment and any claims related to it. A copy of the Agreement is attached hereto as Exhibit 10.1.

(b) On July 3, 2006, the Company and Michael Black entered into a new employment agreement pursuant to which Mr. Black will serve as Vice-President, Finance, Principal Financial Officer and Principal Accounting Officer of the Company for an indefinite term. A copy of this employment agreement is attached hereto as Exhibit 10.2.

Item 1.02.    Termination of a Material Definitive Agreement

Effective as of the date of Mr. Abrams's resignation described under Item 5.02 below, the employment agreement between Mr. Abrams and the Company, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed September 28, 2005, was terminated.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On June 30, 2006, Daniel Abrams resigned from the position of Chief Financial Officer of the Company to pursue other opportunities.

(b) Michael Black, the Company's Vice-President, Finance has been appointed Principal Financial Officer and Principal Accounting Officer and will assume Mr. Abrams's responsibilities effective July 3, 2006. Mr. Black's employment agreement with the Company is described in Item 1.01 above. Mr. Black, 40, has been employed by the Company since June 2002 during which time he has held the positions of Financial Planning and Analysis Manager and, since August 2004, Vice-President, Finance. Mr. Black, with the Company's Chief Executive Officer, Dr. David Fyfe, guided the Company through its initial public offering on the Nasdaq National Market in December 2004. Between 1991 to 2002, Mr. Black held a number of positions in the European Headquarters of DuPont Pharmaceuticals, most recently as Director of Financial and Business Analysis. Mr. Black has a degree in Management from the University of Cambridge and is a Chartered Management Accountant. There was no arrangement or understanding between Mr. Black and any other persons pursuant to which Mr. Black was appointed Principal Financial Officer and Principal Accounting Officer and there are no related party transactions between Mr. Black and the Company.

A copy of the Company's press release announcing the resignation of Mr. Abrams and the appointment of Mr. Black is attached as Exhibit 99.1 and incorporated by reference in this Item 5.02

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: July 03, 2006	By:	/s/ Michael Black
Michael Black
Vice-President, Finance

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release
EX-10.2	Michael Black employment agreement
EX-10.1	Daniel Abrams compromise agreement